                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  OCTOBER 15, 1997


                         FLEXTRONICS INTERNATIONAL LTD.
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    SINGAPORE
                     -------------------------------------
                         (State or other jurisdiction of
                                 incorporation)



     0-23354                                                  NOT APPLICABLE
-------------------                                         -------------------
   (Commission                                                (IRS Employer
  File Number)                                             Identification No.)



  514 CHAI CHEE LANE, #04-13, BEDOK INDUSTRIAL ESTATE,            469029
                        SINGAPORE
-------------------------------------------------------------------------------
           (Address of principal executive offices)             (Zip Code)


                                 (65) 449-5255
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5:  OTHER EVENTS.

     On October 15, 1997, Flextronics International Ltd. (the "Company") completed the issuance and sale of $150,000,000 aggregate principal amount of the Company's 8 3/4% Senior Subordinated Notes due 2007 (the "Notes"). The Notes were sold in a private transaction to the initial purchasers, BancAmerica Robertson Stephens and BancBoston Securities Inc. (collectively, the "Initial Purchasers"). The Initial Purchasers received total discounts and commissions of $4,312,500. Resales of the Notes will be made by the Initial Purchasers to qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act of 1933, as amended (the "Act").

     The Notes may be redeemed, in whole or in part, at any time on or after October 15, 2002 at the option of the Company, at specified prices. In addition, at any time prior to October 15, 2000, the Company may, at its option, redeem up to $52.5 million in aggregate principal amount of the Notes at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest, with the net proceeds of an offering of Ordinary Shares of the Company. The Notes are unsecured obligations of the Company and are subordinated in right of payment to all existing and future senior indebtedness.

     The indenture governing the Notes (the "Indenture") imposes certain restrictions on the Company and its subsidiaries, including restrictions on their ability to incur indebtedness, pay dividends, make certain investments and engage in certain other activities. In particular, the Indenture restricts the Company's and its subsidiaries' ability to incur additional indebtedness unless on a pro forma basis, after giving effect to such indebtedness, the Company's ratio of consolidated cash flow to consolidated fixed charges (including consolidated interest expense) for the preceding four quarters is at least 2.00 to 1.00. The Indenture contains certain exceptions to this restriction and permits the Company and its subsidiaries to, among other things, incur revolving credit indebtedness in an amount not to exceed the greater of $125.0 million or the sum of 85% of its consolidated accounts receivable and 60% of its consolidated inventory, and to incur obligations under capitalized leases and purchase money indebtedness in an amount not to exceed 7.5% of the Total Assets (as defined in the Indenture). The Indenture also requires the Company to repurchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof upon a Change of Control (as defined in the Indenture).

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 10.1 Indenture dated as of October 15, 1997 between Flextronics
             International Ltd., a Singapore corporation, and State Street Bank and Trust Company of California, N.A., as trustee.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                FLEXTRONICS INTERNATIONAL LTD.





Date:  October 22, 1997         By: /s/ Robert R. B. Dykes
                                    ____________________________________
                                    Robert R. B. Dykes
                                    Senior Vice President of Finance and
                                    Administration

                                EXHIBIT INDEX





Exhibit                 Description
-------                 -----------

10.1 Indenture dated as of October 15, 1997 between Flextronics International Ltd., a Singapore corporation, and State Street Bank and Trust Company of California, N.A., as trustee.